UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants exchangeable for 0.25 shares of Class A common stock on October 6, 2028	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Marie Kim to the Board of Directors and Audit Committee of the Board

On August 28, 2025, Marie Kim was appointed to serve on the board of directors (“Board”) of Falcon’s Beyond Global, Inc. (the “Company”), effective immediately. Ms. Kim was also appointed to serve on the Board’s Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee effective August 28, 2025.

Upon joining the Board, Ms. Kim will be entitled to receive compensation under the Company’s Non-Employee Director Compensation Program, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2025.

Ms. Kim will enter into an Indemnification Agreement with the Company in the same form as its other directors have entered, which is filed with the SEC as Exhibit 10.3 to its Current Report on Form 8-K filed on October 12, 2023.

Resignation of Simon Philips as President and Director; Entry into Separation Agreement

On August 28, 2025, Simon Philips, the Company’s President and a director, entered into a Separation Agreement and General Release (the “Separation Agreement”) with the Company, pursuant to which Mr. Philips resigned from his executive role and as a member of the Board. Mr. Philips will remain employed as a non-executive employee of the Company until December 31, 2025 (the “Garden Leave Period”). The Separation Agreement will become effective on the eighth day after execution if it is not revoked by Mr. Philips. Pursuant to the Separation Agreement, Mr. Philips will (i) continue to receive his current base salary during the Garden Leave Period, (ii) remain eligible to participate in the Company’s standard employee benefit plans during the Garden Leave Period, and (iii) receive the remainder of his 2024 bonus in an amount of $84,240, less applicable withholdings, at the conclusion of the Garden Leave Period. The Separation Agreement contains other customary terms and conditions, including but not limited to a release by Mr. Philips of any claims against the Company and its subsidiaries and affiliates, and each of their shareholders, members, officers, directors, and executives, among others. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release, by and between Falcon’s Beyond Global, Inc. and Simon Philips, dated August 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2025	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer and Corporate Secretary

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